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NASTECH PHARMACEUTICAL COMPANY INC.

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NASTECH PHARMACEUTICAL COMPANY INC.

3450 Monte Villa Parkway
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 9, 2004 AT 9:00 A.M. (Pacific Standard Time)

TO THE STOCKHOLDERS OF NASTECH PHARMACEUTICAL COMPANY INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASTECH PHARMACEUTICAL COMPANY INC. (the “Company”) will be held on Wednesday, June 9, 2004, at 9:00 AM Pacific Standard Time, at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033 to consider and vote on the following proposals:

1. To elect nine (9) directors, each to hold office until the 2005 annual meeting of stockholders or until their respective successors shall have been duly elected or appointed;

2. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004;

3. To consider and approve the Company’s 2004 Stock Incentive Plan; and

4. To transact such other business as may properly come before the meeting.

      Only holders of shares of Common Stock of record on the Company’s books at the close of business on April 21, 2004 are entitled to notice of and to vote at the meeting. All such stockholders are requested to be represented at the meeting either in person or by proxy.

      ALL STOCKHOLDERS WHO CANNOT ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE AND EXECUTE THEIR PROXIES AND RETURN THEM TO THE COMPANY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

GREGORY L. WEAVER
Secretary

May 7, 2004

Bothell, Washington

TABLE OF CONTENTS

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To be held June 9, 2004
BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS
PROPOSAL 1: NOMINATION AND ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 3: APPROVAL OF THE COMPANY 2004 STOCK INCENTIVE PLAN
INFORMATION RELATING TO EXECUTIVE OFFICERS
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPARISON OF STOCK PERFORMANCE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

NASTECH PHARMACEUTICAL COMPANY INC.

3450 Monte Villa Parkway
Bothell, Washington 98021

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To be held June 9, 2004

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of NASTECH PHARMACEUTICAL COMPANY INC. (the “Company”), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 9, 2004 and at any postponements or adjournments thereof (the “Annual Meeting”). This Proxy Statement, a proxy card and the Company’s Annual Report, which includes financial statements for the fiscal year ended December 31, 2003, are being mailed to stockholders on or about May 7, 2004. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not a part of this Proxy Statement.

      The cost of soliciting proxies will be borne by the Company. The Company may also agree to pay banks, brokers, nominees and other intermediaries their reasonable charges and expenses incurred in forwarding the proxy materials to the beneficial owners of common stock of the Company (“Common Stock”). Proxies may also be solicited by certain of the Company’s directors, officers or employees, without additional compensation, personally or by telephone.

Quorum and Voting Rights

      Shares of Common Stock, of which 11,962,328 shares were outstanding as of April 21, 2004, are the only voting securities of the Company. Only holders of record of shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the Annual Meeting. The presence at the Annual Meeting of at least a majority of such shares, either in person or by proxy, will constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining from voting will be counted in determining whether a quorum is present.

      There are three proposals of the Board of Directors scheduled to be considered at the Annual Meeting: (1) the election of nine (9) directors to the Board of Directors, (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2004, and (3) the approval of the Company’s 2004 Stock Incentive Plan. The Company does not currently anticipate that any other matters will be considered at the Annual Meeting.

      On each matter properly presented for consideration at the Annual Meeting, stockholders will be entitled to one vote for each share of Common Stock held. Stockholders do not have the right to cumulate their votes in the election of directors. For the election of directors, the nominees who receive the greatest number of votes from shares present and entitled to vote at the Annual Meeting will be elected. For the ratification of the appointment of KPMG LLP as the Company’s independent auditors, the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote is required.

      A form of proxy is enclosed for use at the Annual Meeting. The delivery of a proxy by a stockholder will not affect the stockholder’s right to vote that stockholder’s shares if the stockholder attends the Annual Meeting and desires to vote in person. A proxy may be revoked at any time prior to the voting thereof by signing and submitting a new proxy with a later date to the Secretary of the Company, delivering written notice of revocation to the Secretary of the Company prior to the commencement of stockholder voting at the meeting, or by personally attending and voting at the Annual Meeting. Attending the Annual Meeting will not revoke the proxy unless specifically requested.

      All shares represented by effective proxies on the enclosed form received by the Company will be voted at the meeting or any adjourned session thereof in accordance with the terms of the proxies. In the election of directors, each stockholder may vote “FOR” the nominees or “WITHHOLD” authority to vote for the nominees. For ratification of the Company’s independent auditors, each stockholder may vote “FOR” or “AGAINST” the ratification or “ABSTAIN” from voting. If no direction is indicated, all shares will be counted as voting “FOR” the nominees and the ratification of the independent auditors. Proxies marked “WITHHOLD” or “ABSTAIN” will have the same effect as a vote against the proposal. Broker non-votes will not be counted as voting for or against the nominees or the ratification, and will have no effect on the voting.

      If any other matters are properly presented for consideration at the meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS

      The following table sets forth, as of April 23, 2004, certain information regarding the beneficial ownership of common stock of the Company as to (i) persons known to the Company who may be deemed to be beneficial owners of more than five percent of the outstanding shares of the Company’s common stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in the section entitled “Executive Compensation” below, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, the address of each of the persons named below is c/o Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021.

		Percentage of
	Amount and Nature of	Outstanding
Name of Beneficial Owner	Beneficial Ownership(1)	Shares Owned

SAFECO Corporation(2)	1,584,500	12.9%
SAFECO Plaza
Seattle, Washington 98185
Dr. Steven C. Quay(3)	1,793,940	13.7%
J. Carter Beese, Jr.(4)	55,000	*
Dr. Ian Ferrier(5)	10,000	*
Myron Z. Holubiak	—	*
Leslie D. Michelson	—	*
John V. Pollock(6)	98,333	*
Gerald T. Stanewick(7)	140,868	1.2%
Bruce R. Thaw(8)	228,041	1.9%
Devin N. Wenig(9)	423,153	3.5%
Dr. Gordon C. Brandt(10)	30,000	*
Dr. Paul J. Johnson	—	*
Gregory L. Weaver(11)	84,334	*
David E. Wormuth(12)	81,667	*
All Officers and Directors as a Group (13 persons)(13)	2,945,336	21.5%

*	Represents less than 1% of the outstanding shares of the Company’s Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of April 23, 2004 are deemed outstanding, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated in the footnotes below, the Company believes, based on information provided by such persons, that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Shares are owned beneficially by registered investment companies for which a subsidiary of SAFECO Corporation serves as an advisor. SAFECO Corporation disclaims beneficial ownership of the shares. Information regarding the beneficial ownership of shares by SAFECO Corporation is based upon the Schedule 13G filed by SAFECO Corporation with the Securities and Exchange Commission on February 4, 2004.

(3)	Includes 1,096,719 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004. Also includes 593,940 shares held by K-Quay Enterprises LLC, of which Dr. Quay is the President.

(4)	Includes 55,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004.

(5)	Includes 10,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004.

(6)	Includes 95,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004.

(7)	Includes 10,256 shares issuable pursuant to outstanding warrants which may be exercised within 60 days of April 23, 2004. Also includes 57,500 shares held by Mr. Stanewick’s spouse.

(8)	Includes 150,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004.

(9)	Includes 140,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004. Also includes 166 shares held by Mr. Wenig’s spouse.

(10)	Includes 30,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004.

(11)	Includes 83,334 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004.

(12)	Includes 81,667 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of April 23, 2004.

(13)	Includes 1,741,720 shares issuable pursuant to outstanding stock options and 10,256 shares issuable pursuant to outstanding warrants which may be exercised within 60 days of April 23, 2004.

PROPOSAL 1:

NOMINATION AND ELECTION OF DIRECTORS

General

      The Board of Directors currently consists of six (6) members. On April 14, 2004, the Board of Directors approved an amendment of the Company’s bylaws to provide that the Board of Directors shall consist of not less than five (5) members and not more than eleven (11) members, and resolved to fix the number of members of the Board of Directors at nine (9).

      At the Annual Meeting, nine (9) directors are to be elected by the holders of the Common Stock to serve until the 2005 annual meeting of stockholders, or until their earlier retirement, resignation, removal or election of successors. The names of the nominees for election at the Annual Meeting, and certain information concerning the nominees is set forth below. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” these nominees. If at the time of the Annual Meeting, a nominee is unable or unwilling to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Nominating Committee. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Nominees

      The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:

Name	Age	Position	Director Since

Dr. Steven C. Quay	53	President, Chief Executive Officer and Chairman	2000
J. Carter Beese, Jr.	48	Director	2003
Dr. Ian R. Ferrier	61	Director	1995
Myron Z. Holubiak	57	Director	—
Leslie D. Michelson	53	Director	—
John V. Pollock	66	Director	1993
Gerald T. Stanewick	57	Director	—
Bruce R. Thaw	51	Director	1991
Devin N. Wenig	38	Director	1991

      Dr. Steven C. Quay. Dr. Quay has been employed by the Company since August 2000 as Chairman of the Board, President and Chief Executive Officer. In 1999, Dr. Quay founded and was Chairman, President and CEO of Atossa HealthCare, Inc. (“Atossa”), which focused on the development of a proprietary platform of diagnostics and treatments related to breast cancer risk assessment and therapeutics and other women’s health care products. Atossa was acquired by the Company in August 2000. In 1991, Dr. Quay founded Sonus Pharmaceuticals, Inc., a company engaged in the research and development of drug delivery systems and oxygen delivery products based on its emulsion and surfactant technology, where he served as Chief Executive Officer, President and a director until June 1999. In 1984, Dr. Quay founded Salutar, Inc. (“Salutar”) to develop contrast agents for magnetic resonance imaging. Two pharmaceuticals, OmniScan® and TeslaScan®, were invented by Dr. Quay at Salutar and are now FDA-approved for sale in the United States and other countries. Dr. Quay has authored more than 100 papers in diagnostic imaging, oncology and biochemistry and has received 48 U.S. patents. Dr. Quay graduated from the University of Michigan Medical School, where he received an M.A. and Ph.D. in Biological Chemistry in 1974 and 1975, respectively, and an M.D. in 1977. Dr. Quay did post-graduate work in the chemistry department at the Massachusetts Institute of Technology and received his residency training at the Massachusetts General Hospital, Harvard Medical School. From 1980 to 1986, he was a faculty member at Stanford University School of Medicine.

      J. Carter Beese, Jr. Mr. Beese has been a director of the Company since June 2003. Mr. Beese is currently President of Riggs Capital Partners, a venture fund that manages in excess of $100 million. The

Fund is part of Riggs National Corporation, based in Washington, D.C. He is also Senior Advisor to Allied Capital Corporation. In July 2003, President George W. Bush appointed Mr. Beese to the President’s Information Technology Advisory Committee (PITAC). In November 2003, he was named by U.S. District Judge Rakoff and the Securities and Exchange Commission (the “SEC”) as the manager of the $250 million of MCI Inc. stock to be distributed to the victims of accounting fraud, pursuant to the Fair Fund provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Mr. Beese also serves on the boards of Aether Systems, Inc. and Riggs National Corporation, both of which are publicly traded companies. He also served on the boards of Renaissance Hotel Group, a publicly traded company, until its acquisition by Marriott International, Inc. and of Equivest Finance, Inc., a publicly traded company, until its acquisition by Cendant Corporation. He has also served on numerous other public and private company boards, and currently also serves on the board of the National Stock Exchange.

      Dr. Ian R. Ferrier. Dr. Ferrier was appointed to the Company’s Board of Directors in January 1995. Dr. Ferrier is the founder, President and Chief Executive Officer of Bogart Delafield Ferrier Inc., and has served in such capacity since its inception in 1982. Trained in medicine and pharmacology, Dr. Ferrier has managed and directed pharmaceutical programs and guided the growth of several multinational companies. He has served on the board of directors of a number of health care and biotechnical firms, as well as serving as consultant to many of the world’s major pharmaceutical companies. From 1982 to 1987, Dr. Ferrier served as President of McCann Healthcare Inc. From 1982 to 1983, Dr. Ferrier served as Chairman of The Covington Group of Companies, in 1982 as Executive Vice President of TechAmerica Group and from 1979 to 1982, as Vice President of Kalipharma Inc. From 1975 to 1979, Dr. Ferrier served as Chief Executive Officer of the Monadnock Medical Center. Dr. Ferrier received a B.Sc. in Pharmacology from the University of Edinburgh, Edinburgh, Scotland, served his residency training in nephrology/ clinical pharmacology at Southmead General Hospital, University of Bristol Associated Hospitals, Bristol, England and completed a post-graduate internship at the Western General Hospital of the University of Edinburgh Associated Hospitals, Edinburgh, Scotland.

      Myron Z. Holubiak. Mr. Holubiak has served as the Group President of Field Level Marketing for HealthSTAR Communications, Inc and as a member of the Board of Directors for 10 HealthSTAR subsidiaries since August 2002. From 2001 to 2002 he was President and Chief Operating Officer and member of the Board of Directors of iPhysicianNet, Inc. (IPNI). From 1998 through 2001, he was President of Roche Laboratories, Inc., and was responsible for all U.S. operations including oversight of the market development and launch of the obesity product, Xenical, and the influenza product, Tamiflu. Previously, he was co-founder and Chief Executive Officer of Emron, Inc., a strategic marketing firm serving the pharmaceutical industry, which was acquired by Dunn & Bradstreet and IMS Health in 1995. He is the architect of the local area marketing concept for the industry and has applied that concept in both planning and execution. He is an honorary member of the Academy of Managed Care Pharmacy (AMCP), the professional society of managed care pharmacists. Since 2002 he has also served as a member of the Board of Directors for Chronimed, Inc., a publicly traded company, and the Children of Chernobyl Foundation. Mr. Holubiak received a B.S. in Molecular Biology and Biophysics from the University of Pittsburgh in 1969, and did graduate work in Biophysics at the University of Pittsburgh from 1969 to 1970.

      Leslie D. Michelson. Mr. Michelson has served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding since April 2002. Mr. Michelson is currently a member of the Board of Directors for Catellus Development Corporation, a NYSE listed REIT. From April 2001 to April 2002, Mr. Michelson served as an investor, advisor and/ or director for a portfolio of entrepreneurial health care, technology and real estate companies. From March 2000 to August 2001, Mr. Michelson served as Chief Executive Officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as Managing Director of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as Chairman and Co-Chief Executive Officer of Protocare, Inc. a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, Mr. Michelson served as Chairman and Chief Executive Officer of Value Health Sciences, Inc., an applied health services research firm. Mr. Michelson received a B.A. in Social and Behavioral Sciences from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976.

      John V. Pollock. Mr. Pollock was appointed to the Company’s Board of Directors in September 1993. Mr. Pollock is presently the Executive Vice President of United Bank in Vienna, Va. From 1975 through the present, he has been a senior banking executive and Chief Executive Officer of other banks in the Washington, D.C. area. From 1991 to 2003, Mr. Pollock served as a director of Frank E. Basil, Inc., a worldwide provider of facilities maintenance, engineering and operations maintenance services. Mr. Pollock has also served as a consultant to the partners of Basil Properties and as President of Nastech-Basil International, Inc., a joint venture between Basil Properties and the Company, which was dissolved in 1993.

      Gerald T. Stanewick. Mr. Stanewick is a private investor who spent more than 30 years on Wall Street before retiring in 2003. From 1991 through 2003, Mr. Stanewick was an institutional bond salesman with Spear Leeds & Kellogg, a subsidiary of Goldman Sachs & Co. (“Goldman Sachs”). From 1981 to 1991 he worked for Wertheim Schroder & Co. (“Wertheim”) and was a partner in charge of the bond department of Wertheim’s San Francisco Office from 1986 to 1991. Prior to Wertheim, Mr. Stanewick was a government bond trader with Bear Stearns. From 1976 to 1980, he was a government bond trader with Mitchell Hutchins. From 1972 to 1976, Mr. Stanewick was a security analyst with Goldman Sachs covering Fortune 500 companies. He received a B.A. in Economics from St. Michael’s College in Burlington, Vermont. Mr. Stanewick has been designated as a nominee for election to the Board of Directors by the Company’s Chief Executive Officer, Dr. Steven C. Quay.

      Bruce R. Thaw. Mr. Thaw has been a director of the Company since June 1991. Mr. Thaw is the President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of technical and specialty light sources and related products and has served in this position since 2000. Mr. Thaw is a practicing attorney and was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. From 1984 to 2001, Mr. Thaw served as general counsel to the Company. Mr. Thaw is also a director of SafeNet, Inc., a publicly traded company that designs, manufactures and markets computer network security systems and products, and Amtech Systems, Inc., a publicly traded company engaged in the semi-conductor equipment industry. Mr. Thaw holds a B.B.A. degree in Banking and Finance from Hofstra University and a J.D. degree from the Hofstra University School of Law.

      Devin N. Wenig. Mr. Wenig served as Chairman of the Board of Directors of the Company from June 1991 to March 1999 and currently serves as a director. Mr. Wenig has served in various positions at Reuters Group P.L.C. (“Reuters”) since 1993. Mr. Wenig is currently an Executive Director on the Reuters’ Board of Directors and President of Customer Segments which are Reuters global business divisions (Sales and Trading, Research and Asset Management, Media and Enterprise). He joined Reuters in 1993 as Corporate Counsel, Reuters America. Mr. Wenig is also a director of Instinet, Inc. Before joining Reuters, Mr. Wenig was an attorney with the firm of Cravath, Swaine & Moore. Mr. Wenig received a B.A. degree from Union College and a J.D. degree from the Columbia University School of Law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES.

Meetings of the Board of Directors

      The Board of Directors of the Company held eight meetings during 2003. During 2003, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member. Each member of the Board of Directors is also expected to attend the annual meeting of stockholders of the Company. All members of the Board of Directors attended the Company’s 2003 annual meeting of stockholders.

Committees of the Board of Directors

      The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating Committees. Each member of the Audit, Compensation and Nominating Committees is an independent director in accordance with the Nasdaq Rules. Each of these committees has a written charter approved by the Board of the Directors. A copy of each charter is posted on the Company’s website at www.nastech.com under the “Corporate Governance” section.

      Audit Committee. The Audit Committee, which currently consists of directors John V. Pollock, Chairman, J. Carter Beese, Jr., and Devin N. Wenig, held nine meetings during 2003. Each member of the Audit Committee meets the definition of an “independent director” as defined in Rule 4200 of the Nasdaq Marketplace Rules (the “Nasdaq Rules”). Among other functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the independent auditors, reviews the Company’s financial statements, reviews and evaluates the Company’s internal control functions and reviews and approves any proposed related party transactions.

      Compensation Committee. The Compensation Committee, which currently consists of directors John V. Pollock, Chairman, J. Carter Beese, Jr., and Devin N. Wenig, held two meetings during 2003. The Compensation Committee functions include reviewing and approving the compensation and benefits for the Company’s executive officers, administering the Company’s stock plans and making recommendations to the Board of Directors regarding these matters.

      Nominating Committee. The Nominating Committee, which currently consists of directors Devin N. Wenig, Chairman, J. Carter Beese, Jr. and John V. Pollock, held one meeting in 2003. The Nominating Committee searches for and recommends to the Board of Directors potential nominees for director positions and makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors. The Nominating Committee will consider stockholder recommendations for nominees to fill director positions if such recommendations are received in writing by the Chairman of the Nominating Committee no later than 120 days prior to the first anniversary of the date that the Company’s proxy statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders.

      In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and senior management of the Company. The Nominating Committee may also engage a search firm to assist in the identification of qualified candidates. The Nominating Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board of Directors and may, if deemed helpful, conduct interviews of proposed candidates.

      The Nominating Committee generally requires that all candidates for the Board of Directors be of the highest personal and professional integrity and have demonstrated exceptional ability and judgment. The

Nominating Committee will consider whether such candidate will be effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-terms interests of the Company’s stockholders. In addition, the Nominating Committee requires that all candidates have no interests that materially conflict with those of the Company and its stockholders, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board of Directors. The Company also requires that a majority of its directors be independent; at least three of the directors have the financial literacy necessary for service on the Audit Committee and at least one of these directors qualifies as a financial expert in accordance with the Nasdaq rules.

      The Nominating Committee will consider stockholder recommendations for candidates for the Board of Directors, and will evaluate such candidates using the same criteria as for other candidates, except that the Nominating Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. A stockholder seeking to recommend a prospective nominee for the Nominating Committee’s consideration should submit the candidate’s name and qualifications to the Nominating Committee, c/o Gregory L. Weaver, Secretary, Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021. Such recommendations must have been received by the Company no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee is currently composed of Directors Pollock, Beese and Wenig. From 1999 until 2002, the Company provided split-dollar life insurance for Mr. Wenig in consideration for services rendered and in lieu of cash remuneration. When the insurance policy was purchased, the Company agreed to pay the premiums on the split-dollar life insurance policy and at the end of 15 years, the premiums the Company paid were to be repaid to the Company, with such repayment secured by a collateral interest in the insurance policy. In January 2004, the Company and Mr. Wenig agreed to terminate the arrangement. As a result, the Company has no future obligations with respect to the split-dollar life insurance policy, it has no right to any of the cash surrender value or proceeds of the split-dollar life insurance policy and it will forego any existing accounts receivable recorded related to the Company’s interest in the split-dollar life insurance policy. In 2003, the Company expensed approximately $54,000 which was recorded as a receivable for the split-dollar life insurance policy.

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation of Directors

      Each non-employee director is paid a $3,000 annual retainer, $1,500 for each Board of Directors meeting attended and $750 for each committee meeting attended, and is reimbursed for travel expenses incurred to attend such meetings. Upon joining the Board of Directors, each non-employee director receives an option to purchase or (assuming approval by the stockholders of the 2004 Stock Incentive Plan) a stock award of a number of shares of the Company’s common stock as is determined at such time by the Board of Directors. In addition, since 1995, the Company has annually granted each non-employee member of the Board of Directors an option to purchase 10,000 shares of Common Stock. The exercise price of each such option is equal to the market value of the Common Stock on the date of grant.

Contractual Arrangements

      Pursuant to Dr. Quay’s employment agreement, the Company will, in connection with each election of directors of the Company, nominate and recommend the election of Dr. Quay and a person designated by Dr. Quay who is reasonably acceptable to the Company. The Company is also obligated to use all best efforts to cause the election to the Board of Directors of Dr. Quay and Dr. Quay’s designee. Prior to this year, Dr. Quay has not designated any nominee for election to the Board of Directors. Dr. Quay has currently designated Gerald T. Stanewick for election to the Board of Directors at the 2004 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

      Stockholders of the Company may communicate with the Board of Directors or any individual member of the Board of Directors by sending any written communication in care of the Company’s Secretary at the following address: c/o Gregory L. Weaver, Secretary, Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021. This centralized process will assist the Board of Directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board of Directors has instructed the Company’s Secretary to forward such correspondence only to the intended recipients; however, it has also instructed the Company’s Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed KPMG LLP as the Company’s independent auditors to conduct the audit of the Company’s books and records for the year ending December 31, 2004, subject to ratification by the stockholders of the Company. KPMG LLP served as the Company’s independent auditors for the years ended December 31, 2003 and 2002. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Fees Billed by Independent Auditors

      Total fees billed to the Company by KPMG LLP for the years ended December 31, 2003 and 2002 were $159,296 and $119,525, respectively, and were comprised of the following:

      Audit Fees. The aggregate fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and assistance with the implementation of new accounting pronouncements arising during the course of the audit or reviews were $139,296 for the year ended December 31, 2003 and $100,525 for the year ended December 31, 2002.

      Audit-Related Fees. There were no other fees billed for Audit-Related services for the years ended December 31, 2003 and December 31, 2002.

      Tax Fees. The aggregate fees billed for professional services rendered in connection with tax compliance, tax planning and federal and state tax consultation were $20,000 for the year ended December 31, 2003 and $19,000 for the year ended December 31, 2002.

      All Other Fees. The were no other fees billed for professional services, other than those described above, for the years ended December 31, 2003 and December 31, 2002.

Audit Committee’s Pre-Approval Policies and Procedures

      In April 2003, the Board of Directors, upon the recommendation of the Audit Committee, adopted an amended and restated Audit Committee Charter which requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent auditors. The Chairman of the Audit Committee may pre-approve the rendering of services on behalf of the Audit Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

      The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in April 2003 in order to assure continued compliance by the Company with SEC and Nasdaq rules enacted in response to requirements of the Sarbanes-Oxley Act.

      The Audit Committee assists the Board of Directors in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the independent auditors, and the compliance by the Company with legal and regulatory requirements. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2003 with management and with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of the Company’s annual financial statements.

      The Audit Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the issue of their independence from the Company and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent auditors in 2003 is compatible with maintaining the auditors’ independence and has concluded that it is. Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee has also recommended, subject to stockholder ratification, the selection of the Company’s independent auditors for the year ending December 31, 2004.

Respectfully submitted by the Audit Committee,

John V. Pollock, Chairman
J. Carter Beese, Jr.
Devin N. Wenig

PROPOSAL 3:

APPROVAL OF THE COMPANY 2004 STOCK INCENTIVE PLAN

      In late 2003 and early 2004, the Board of Directors was evaluating whether the Company had a sufficient number of shares available under its existing stock option plans in order to continue to attract, motivate and retain talented and experienced employees, and in order to continue to provide stock related compensation to non-employee directors in lieu of cash compensation they might otherwise be paid. The Compensation Committee of the Board of Directors (the “Compensation Committee”) reviewed the number of shares available under the Company’s 2000 Non-Qualified Stock Option Plan and its 2002 Stock Option Plan (the “Existing Plans”). The Compensation Committee determined that an insufficient number of shares are available under the Existing Plans to enable the Company to provide sufficient future grants of stock options or other stock awards. The Compensation Committee also became concerned about the rate at which options were being granted and the dilutive effect it could have on existing shareholders. In this regard, the Compensation Committee believes that the number of options granted under the Existing Plans during the past several years was unusually high due to several factors and are not likely to be repeated in the near future. First, the Company’s Chief Executive Officer received two grants, one of which was provided as an incentive for his joining the Company. Secondly, the Company moved its headquarters from the East Coast to the West Coast, necessitating an unusually high number of new hires who received grants at the commencement of their employment.

      Although the Compensation Committee does not believe that these types of large grants will be repeated in the near future, the Compensation Committee retained a compensation consulting firm to analyze the Company’s equity compensation needs and to suggest equity compensation alternatives that would utilize fewer shares. The Compensation Committee reviewed the consultant’s report and subsequently met with the consultant to discuss its conclusions. The consultant recommended that the Company’s equity compensation program not be limited to stock options, but include restricted stock and other types of awards.

      On April 2, 2004, the Compensation Committee recommended the adoption of the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the “2004 Plan”), which reflects recommendations received from the Compensation Committee’s compensation consultant. The Compensation Committee and the Board have structured the 2004 Plan to permit awards of restricted stock, stock appreciation rights and performance shares, in addition to stock options. These types of awards, which may be tied to specified performance criteria, can provide equivalent value to recipients while utilizing less shares of Company stock, and are therefore less dilutive to existing shareholders. It is anticipated that future equity awards to key executives, to other employees and to non-employee directors will include restricted stock or forms of cash compensation that are based on the value of Company stock, as well as options, reducing substantially the number of shares that might otherwise be issued under the Plan.

      The following table shows the number of options outstanding, as well as the number of shares remaining available for grant under the Existing Plans as of December 31, 2003.

	Outstanding	Options/shares
Plan	Options	Available for Grant

1990 Stock Option Plan	509,433	—
2000 Non-Qualified Stock Option Plan	724,398	158,324
2002 Stock Option Plan	1,215,000	185,000

      The Board of Directors believes that by allowing the Company to continue to offer its employees long-term, performance-based compensation through the 2004 Plan, the Company will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to the Company’s financial success.

      The 2004 Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights, and performance-share awards to our employees and our non-employee directors. The 2004 Plan does not permit the repricing of options or the granting of discounted options, and does not contain an evergreen provision (which would automatically increase the number of shares available under the plan). Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) with respect to options and other awards by qualifying payments under the Plan as performance-based compensation.

      The following is a brief description of the 2004 Plan. The full text of this Plan is attached as Annex A to this Proxy Statement, and the following description is qualified in its entirety by reference to this Annex. It is the judgment of the Board of Directors that approval of the 2004 Plan is in the best interests of the Company and our stockholders.

Administration and Duration

      The administration of the 2004 Plan is the responsibility of the Compensation Committee. It is anticipated that each member of the Compensation Committee will be a “non-employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three independent Directors. Nevertheless, if the Compensation Committee is not so composed it will not invalidate any award. The Board of Directors also may act in place of the Compensation Committee. The Compensation Committee will have the authority to interpret the 2004 Plan, to establish and revise rules and regulations relating to the 2004 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2004 Plan.

Limit On Awards Under the 2004 Plan

      The maximum number of shares of Common Stock as to which stock options and other stock awards may be granted under the 2004 Plan is 600,000 shares. No individual may be granted stock options, stock appreciation rights or other stock-based awards with respect to more than 100,000 shares in any calendar year. The shares to be delivered under the 2004 Plan will be made available from authorized but unissued shares of Common Stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares that are subject to awards under the 2004 Plan but are not actually issued (for example because the award lapsed or was cancelled) and shares of unvested restricted stock that are forfeited, will be available for further awards and options.

Eligibility for Awards

      All employees of the Company and the Company’s non-employee directors will be eligible to participate in the Plan. From time to time, the Compensation Committee will determine who will be granted awards and the number of shares subject to such awards. The Compensation Committee may delegate to one or more officers the authority to designate the employees eligible to receive awards (other than the key officers) and the size of each such award. Each individual who receives an award under the Plan is referred to as a “Recipient.”

Stock Options

      Options granted under the 2004 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The exercise price of any stock option may not be less than the fair market value of the stock on the date the option is granted. The option price is payable in cash or, with the consent of the Compensation Committee, in Common Stock.

      The 2004 Plan makes unvested stock options immediately exercisable upon a change of control of the Company.

      The Compensation Committee determines the terms of each stock option grant at the time of grant. Unless the option agreement granting an option specifies otherwise, options to employees will be exercisable as to one-third of the shares on each of the first three anniversaries of the option grant and will remain exercisable until the tenth anniversary of the date of the grant. Options granted to non-employee directors will be fully exercisable on the first anniversary of grant, except that an option granted in conjunction with the annual stockholders meeting will be exercisable at the earlier of the first anniversary of grant and the next annual stockholders meeting (which may be slightly earlier than the first anniversary). No option may be exercised before the first anniversary of date of grant (or the next stockholders meeting in the case of non-employee directors) or after the tenth anniversary of the date of grant.

Stock Appreciation Rights

      A stock appreciation right (“SAR”) entitles the Recipient to receive — in cash or shares of stock, at the Compensation Committee’s discretion — the excess of the fair market value of a share of stock on the date of exercise over the fair market value on the date of grant. A SAR may, but need not, relate to an option. The Compensation Committee determines the terms of each SAR at the time of the grant. A SAR cannot have a term longer than ten years.

Restricted Stock

      The Compensation Committee, in its discretion, may grant awards of restricted stock. A share of restricted stock is a share of Company stock that may not be transferred before they are vested and may be subject to such other conditions as the Compensation Committee sets forth in the agreement evidencing the award. In addition, if the Recipient terminates employment, he or she will forfeit any unvested shares. Unless the agreement granting restricted stock specifies otherwise, one third of a restricted stock award will vest on each of the first three anniversaries of the grant date. In no event can restricted stock vest sooner than one year after the grant date. The grant or vesting of a restricted stock award may be made contingent on achievement of performance goals established by the Compensation Committee. If the Compensation Committee determines that a restricted stock award is intended to constitute “performance-based compensation” for purposes of Code Section 162(m) (see “Code Section 162(m)” below), the grant or vesting of the restricted stock award will be contingent on achievement of objective performance targets based on corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or one or more corporate, divisional or individual scientific or inventive measures.

Performance Shares

      The Compensation Committee, in its discretion, may grant awards of performance shares. A performance share entitles the Recipient to receive shares of Company stock or to be paid the value of such shares in cash, in the Compensation Committee’s discretion, if specified performance goals are met. If the Compensation Committee determines that a performance share award is intended to constitute “performance-based compensation” for purposes of Code Section 162(m) (see “Code Section 162(m)” below), the specified performance goals will be based on the criteria listed above under “Restricted Stock.”

Amendment or Termination

      Subject to applicable Nasdaq rules, the Board of Directors may amend, alter or terminate the 2004 Plan without stockholder approval. Under the Nasdaq rules, the Board of Directors may not, without stockholder approval, increase the total number of shares reserved for issuance under the 2004 Plan or make any other material changes to the 2004 Plan. In addition, no amendment, alteration or termination by the Board of Directors may adversely affect the rights of a holder of a stock incentive award without the holder’s consent. Unless terminated earlier, the 2004 Plan will terminate on April 13, 2014. Upon termination of the 2004 Plan, outstanding grants and awards made before termination will continue in accordance with their terms. However, no new grants or awards may be made following termination.

Federal Income Tax Consequences

      The following discussion outlines generally the current federal income tax consequences of the 2004 Plan. Applicable tax laws and their interpretations are subject to change at any time and application of such laws may vary in individual circumstances.

Incentive Stock Options

      A Recipient who is granted an incentive stock option does not recognize taxable income upon the grant or exercise of the option. However, the difference between the fair market value of Nastech common stock on the date of exercise and the option exercise price is a tax preference item that may subject the Recipient to alternative minimum tax. A Recipient generally will receive long-term capital gain or loss treatment on the disposition of shares acquired upon exercise of the option, provided that the disposition occurs more than two years from the date the option is granted, and the Recipient holds the stock acquired for more than one year. A Recipient who disposes of shares acquired by exercise prior to the expiration of the forgoing holding periods realizes ordinary income upon the disposition equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise and the disposition price. Any appreciation between the fair market value of the shares on the date of exercise and the disposition price is taxed to the Recipient as long or short-term capital gain, depending on the length of the holding period. To the extent the Recipient recognizes ordinary income, Nastech receives a corresponding tax compensation deduction.

Nonqualified Stock Options

      A Recipient will not recognize income upon the grant of a nonqualified option. Upon exercise, the Recipient will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the price paid for the stock. The Company is entitled to a tax compensation deduction equal to the ordinary income recognized by the Recipient. Any taxable income recognized by a Recipient in connection with an option exercise is subject to income and employment tax withholding. When the Recipient disposes of shares acquired by the exercise of a nonqualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain. Dispositions made after one year from the exercise date will be treated as long-term capital gain. Dispositions made less than one year from the exercise date will be treated as short-term capital gain.

Stock Appreciation Rights

      A Recipient will not recognize income upon the grant of an SAR. Upon exercise, the Recipient will recognize ordinary income equal to the cash or fair market value of the shares of Common Stock received from the exercise, which will be subject to income and employment tax withholding. The Company will receive a tax compensation deduction equal to the ordinary income recognized by the Recipient.

Restricted Stock

      Generally, a Recipient will not recognize income upon the grant of restricted stock. When the shares of restricted stock vest, the Recipient will recognize ordinary income equal to the fair market value of the stock and also will be subject to income and employment tax withholding. The Company will receive a tax compensation deduction equal to the amount of ordinary income recognized by the Recipient. A Recipient who receives a restricted stock award may elect to accelerate his or her tax obligation by submitting a Code Section 83(b) election within 30 days after the grant date, pursuant to which the Recipient will be taxed on the fair market value of the restricted stock as of the grant date, and the Company will receive a tax compensation deduction as of the grant date equal to the ordinary income recognized by the Recipient. Any gain or loss upon a subsequent disposition of the shares will be long-term capital gain or loss if the shares are held for more than one year and otherwise will be short-term capital gain or loss. If, after making the Section 83(b) election, the shares are forfeited, the Recipient will not be entitled to a loss deduction.

Performance Shares

      A Recipient will not recognize income upon the grant of performance shares. At the time that the performance goals are achieved and the individual receives the shares or cash, he or she will recognize ordinary income equal to the cash or fair market value of Common Stock, or combination thereof, received, at which time the Recipient also will be subject to income and employment tax withholding. The Company will receive a tax compensation deduction equal to the amount of ordinary income recognized by the Recipient.

Code Section 162(m)

      Code Section 162(m) denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer and the four other most highly paid executive officers of a publicly traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders are excluded from the computation of the deduction limit. Options and SARs granted under the 2004 Plan are excluded from the computation of the deduction limit and the Compensation Committee can cause other awards under the 2004 Plan to be similarly excluded from the computation of the deduction limit by conditioning the grant or vesting upon specified performance goals.

Benefits To Named Executive Officers and Others

      It is not possible to determine at this time the number of stock incentives that will be granted in the future to the Company’s directors, executive officers and other employees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Option Grants in 2003

      The following table provides the specified information concerning grants of options to purchase Common Stock during 2003 to the executive officers named in the Summary Compensation Table.

	Individual Grants in 2003				Potential Realizable
					Value at Assumed Annual
	Options	% of Total			Rates of Appreciation for
	Granted	Options Granted	Exercise or		Option Term(3)
	(Number of	to Employees in	Base Price	Expiration
Name	Shares)(1)	2003	($/Share)(2)	Date	5% ($)	10% ($)

Dr. Steven C. Quay	—	—	—	—	—	—
Dr. Gordon C. Brandt	25,000	4.6%	$8.89	12/10/13	$139,772	$354,209
Dr. Paul J. Johnson	90,000	16.5%	$9.36	09/29/13	$529,781	$1,342,569
Gregory L. Weaver	25,000	4.6%	$8.21	09/10/13	$129,081	$327,116
David E. Wormuth	25,000	4.6%	$8.21	09/10/13	$129,081	$327,116

(1)	One-third of the shares subject to the options granted to Dr. Brandt, Dr. Johnson, Mr. Weaver and Mr. Wormuth vest on each of the first three anniversaries of the date of grant.

(2)	Options granted at market value on the date of grant.

(3)	Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option terms assuming that the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC and do not represent an estimate or projection of the future price of the Common Stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

Aggregated Option Exercises in 2003 and Year-End Option Values

      The following table provides information regarding the number and value of stock options exercised during 2003 by the executive officers named in the Summary Compensation Table. The table also provides information regarding the number and value of unexercised in-the-money options held at the end of 2003. The Company did not issue stock appreciation rights in 2003.

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares		December 31, 2003		at December 31, 2003(a)
	Acquired	Value
	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Steven C. Quay	24,427	$90,380	896,719	500,000	$1,085,889	$0
Dr. Gordon C. Brandt	—	—	30,000	85,000	$0	$18,000
Gregory L. Weaver	—	—	41,667	108,333	$0	$35,000
David E. Wormuth	—	—	51,668	58,332	$240,945	$167,930

(a)	Market value of shares subject to in-the-money options on December 31, 2003, less option exercise price. Options are in-the-money if the market value of the shares subject to the options is greater than the option exercise price.

INFORMATION RELATING TO EXECUTIVE OFFICERS

Identification of Executive Officers

      The executive officers of the Company, and certain information about them, are provided below:

			Executive
			Officer
Name	Age	Position	Since

Dr. Steven C. Quay	53	President, Chairman and Chief Executive Officer	2000
Dr. Gordon C. Brandt	45	Executive Vice President Clinical Research and Medical Affairs	2002
Dr. Paul H. Johnson	61	Senior Vice President, Research and Development and Chief Scientific Officer	2003
Gregory L. Weaver	48	Chief Financial Officer	2002
David E. Wormuth	59	Senior Vice President, Operations	2001

      Dr. Steven C. Quay. Dr. Quay’s biography is provided above under the section entitled “Nomination and Election of Directors.”

      Dr. Gordon C. Brandt. Dr. Brandt joined the Company in November of 2002. In his position of Executive Vice President Clinical Research and Medical Affairs, he oversees the drug development process from preclinical through clinical testing. From 1997 to 2002, Dr. Brandt worked at Sonus Pharmaceuticals, Inc., where he held the positions of Vice President, Clinical and Regulatory Affairs, and Director of Medical Affairs. At Sonus, Dr. Brandt was involved in managing all aspects of design and implementation of early and late stage clinical trial programs and submissions to regulatory authorities. Dr. Brandt graduated from Yale University with a B.S. degree in Engineering Science, received an M.D. from the University of California, San Francisco, and completed a residency in internal medicine at Kaiser Hospital, San Francisco. Dr. Brandt is the author of numerous scientific papers and abstracts, and holds one U.S. patent.

      Dr. Paul H. Johnson. Dr. Johnson has been employed by the Company since September 2003 as Senior Vice President, Research and Development and Chief Scientific Officer. From 2001 to 2003, Dr. Johnson was Vice President, Research and Development and Chief Scientific Officer at EpiGenX Pharmaceuticals, Inc., a privately-held company focused on the development of epigenetic-based strategies to treat cancer and infectious diseases. From 1994 to 2001, Dr. Johnson served as the Head of the Cell and Molecular Biology Department and Principal Scientist in the Cancer Research Department at Berlex Biosciences (“Berlex”) in

Richmond, California, the U.S. Research and Development Center for Schering AG in Germany and also held an adjunct faculty position in the Graduate Division of Molecular Biology and Biochemistry at the University of California at Davis. From 1975 to 1994, Dr. Johnson was the Director of the Cell and Molecular Biology Laboratory at SRI International (formerly the Stanford Research Institute) and Professor of Biochemistry at Wayne State University Medical School. Dr. Johnson received a B.S. in Biological Sciences from the State University of New York, Buffalo, and a Ph.D. in Biochemistry from the Roswell Park Cancer Institute (SUNY), and did his post-doctoral training at the California Institute of Technology under an American Cancer Society fellowship. Dr. Johnson is an author of numerous scientific papers, abstracts and patents.

      Gregory L. Weaver. Mr. Weaver has been employed by the Company since May 2002 as its Chief Financial Officer and he was appointed Corporate Secretary in 2003. Prior to joining the Company, Mr. Weaver held the positions of Vice President, Strategic Development, and Vice President & Chief Financial Officer of Ilex Oncology, Inc., an oncology-focused biopharmaceutical company. During his tenure at Ilex Oncology, Mr. Weaver was involved in a series of strategic financings and pharmaceutical product and company acquisitions. Prior to Ilex, Mr. Weaver held several senior financial management positions, including Vice President & Chief Financial Officer of Prism Technologies, a medical device company, and Chief Financial Officer of a division of Fidelity Capital Publishing. Mr. Weaver received B.A. in Accounting from Trinity University in San Antonio, Texas, and a M.B.A. in Finance from Boston College. He also served in the United States Air Force. Mr. Weaver is a Certified Public Accountant.

      David E. Wormuth. Mr. Wormuth has been employed by the Company since March 2001 as its Senior Vice President, Operations. From 1997 to 2001, Mr. Wormuth was President of David E. Wormuth & Associates, a consulting firm providing expert consultancy to the pharmaceutical industry in the areas of manufacturing and quality control. From 1992 until 1997, Mr. Wormuth served as Vice President of Operations for Sonus Pharmaceuticals, Inc. Prior to joining Sonus, Mr. Wormuth spent 5 years in various operational/ manufacturing positions with Kabivitrum, Inc., a Swedish firm, specializing in emulsion technology and the development of amino acids for LVP applications. Prior to Kabivitrum, Mr. Wormuth spent 13 years with Abbott Laboratories in various manufacturing roles until 1987. Mr. Wormuth graduated from Newberry College, Newberry South Carolina, where he received a B.A. in History and Political Science, and also served in the United States Marine Corps.

Executive Compensation

      The following table sets forth certain information regarding compensation paid by the Company during each of the Company’s last three years to (i) the person who served as the Company’s Chief Executive Officer during 2003 and (ii) the four most highly compensated executive officers of the Company other than the

Chief Executive Officer who were serving as executive officers as of December 31, 2003 and whose total salary and bonus exceeded $100,000 in 2003.

Summary Compensation Table

Name and				Options	All Other
Principal Position	Year	Salary	Bonus	(#Shares)	Compensation(F)

Dr. Steven C. Quay	2003	$357,500	$50,000		$—
President, Chairman and	2002	$316,927	$25,000	900,000	$—
Chief Executive Officer(A)	2001	$300,000	$41,231	—	$113,417
Dr. Gordon C. Brandt	2003	$200,000	$80,250	25,000	$—
Executive Vice President	2002	$20,498	$56,667	90,000	$—
Clinical Research and Medical Affairs(B)
Dr. Paul H. Johnson	2003	$51,539	$22,000	90,000	$42,211
Senior Vice President, Research and Development and Chief Scientific Officer(C)
Gregory L. Weaver	2003	$242,796	$97,149	25,000	$—
Chief Financial Officer(D)	2002	$146,087	$47,846	125,000	$100,000
David E. Wormuth	2003	$207,428	$83,008	25,000	$—
Senior Vice President, Operations(E)	2002	$192,476	$79,056	10,000	$29,608
	2001	$141,356	$36,600	80,000	$45,045

(A)	Dr. Quay commenced employment with the Company in August 2000.

(B)	Dr. Brandt commenced employment with the Company in November 2002.

(C)	Dr. Johnson commenced employment with the Company in September 2003.

(D)	Mr. Weaver commenced employment with the Company in May 2002.

(E)	Mr. Wormuth commenced employment with the Company in March 2001.

(F)	The amounts shown in this column represent temporary living expense, except that the amounts relating to Dr. Johnson and Mr. Weaver represent relocation expenses.

Employment Contracts, Termination of Employment and Change in Control Arrangements

      The employment agreement of the Company’s President, Chief Executive Officer and Chairman, Dr. Steven C. Quay, originally due to expire on August 8, 2002, was amended and restated effective May 1, 2002. Pursuant to the amended agreement, Dr. Quay will receive base compensation of $325,000 per year, with increases of 10% per year beginning on January 1, 2003. Dr. Quay’s base compensation was increased to $357,500 effective January 1, 2003, and was increased to $393,250 effective January 1, 2004. Dr. Quay will also be entitled to annual incentive compensation to be paid based on the achievement of certain performance levels in each of several performance areas agreed by the Company and Dr. Quay prior to the commencement of each year. The base incentive compensation is set at $100,000 per year, which amount may be increased by the Board of Directors or the Compensation Committee. The amended and restated agreement expires on December 31, 2005 unless it is extended by written agreement between the parties.

      In connection with the original employment agreement, Dr. Quay received an option to purchase 600,000 shares of Common Stock at four different exercise prices which equaled or exceeded $4.09, the market price of the Common Stock on the date of grant, as summarized in the following table:

Exercise price	Number of shares

$4.09	226,719
$4.50	73,281
$12.00	200,000
$15.00	100,000

      Pursuant to the amendment to Dr. Quay’s employment agreement, Dr. Quay was granted an option to purchase 800,000 shares of the Company’s common stock at an exercise price of $12.94 per share, which equaled the market price of the Common Stock on the date of grant. The grant was approved by stockholders on June 6, 2002. The option vests as follows: (i) 200,000 options vested on execution of the amended employment agreement, (ii) 200,000 options vested on August 8, 2003, (iii) 200,000 options vest on August 8, 2004 and (iv) 200,000 options vest on August 8, 2005. In addition, Dr. Quay was granted an option to purchase an additional 100,000 shares of Common Stock at an exercise price of $25.00 per share which will vest on January 1, 2006, if and only if, on or before December 31, 2005, the Company and Dr. Quay agree upon terms for Dr. Quay’s continued service as President and Chief Executive Officer of the Company until at least December 31, 2007.

      The amended employment agreement also provides that the Company will, in connection with each election of directors of the Company during the term of the agreement, nominate, recommend and use its best efforts to cause the election to the Board of Directors of Dr. Quay and a person designated by Dr. Quay who is reasonably acceptable to the Company. The Company is also obligated to use all best efforts to cause the election to the Board of Directors of Dr. Quay and Dr. Quay’s designee.

      In the event that, prior to December 31, 2005, the Company terminates Dr. Quay’s employment without cause or Dr. Quay is constructively terminated by the Company, Dr. Quay will be entitled to receive as severance the amount of base compensation that would have been payable to Dr. Quay during the term of the amended employment agreement if the agreement had not been terminated. Upon such event, the vesting and exercisability of the options to purchase 900,000 shares of Common Stock granted pursuant to the amended agreement and the option to purchase 600,000 shares of Common stock granted pursuant to Dr. Quay’s original employment agreement dated August 8, 2000, will be immediately and fully accelerated. For these purposes, a constructive termination means (i) a demotion or substantial diminution of responsibilities, (ii) a failure by the Company to honor its obligations under the agreement or (iii) prior to August 8, 2005, either Dr. Quay or Dr. Quay’s designee (if any) is not elected to the Board of Directors, unless, in the case of Dr. Quay’s designee only, the lost election was the result of votes against the designee by non-affiliate stockholders of the Company representing the majority of the votes cast.

      In the event that, prior to December 31, 2005, Dr. Quay’s employment is terminated due to disability or death, Dr. Quay or his estate, as applicable, is entitled to receive as severance the lesser of twelve months base compensation or the compensation that would have been payable to Dr. Quay during the term of the amended employment agreement if the agreement had not been terminated.

      In the event that, during the one-year period following a change in control of the Company prior to December 31, 2005, Dr. Quay’s employment is terminated by the Company or by Dr. Quay for any reason, Dr. Quay will be entitled to receive as severance an amount equal to the greater of twelve months base compensation or the base compensation payable during the remainder of the term of the agreement, an additional payment equal to the sum of the pro-rated incentive compensation for the year in which he is terminated plus the full amount of targeted incentive compensation for the following year, and an additional gross-up payment to cover any federal income taxes that may be payable by Dr. Quay upon receipt of these severance payments. In addition, the vesting and exercisability of the options granted to Dr. Quay under the amended agreement and the original agreement will be immediately and fully vested. Pursuant to the agreement, a change in control generally means (i) the acquisition by any person or group of 40% or more of the Company’s voting securities, (ii) the Company’s reorganization or merger or sale of all or substantially of the Company’s assets, following which the Company’s stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, or (iii) a turnover in the majority of the Board of Directors as currently constituted, unless such turnover is approved by a majority of the incumbent directors.

      The Company and Gregory L. Weaver, the Company’s Chief Financial Officer, are parties to a Change-In-Control Severance Agreement, dated July 31, 2002, which provides for certain benefits in the event that Mr. Weaver’s employment is terminated without cause, or his employment is constructively terminated within one year following a change in control of the Company. In such event, the Company is obligated to pay severance in an amount equal to the sum of Mr. Weaver’s annual base salary on the date of termination plus his target incentive compensation for that year under the Executive Bonus Plan. In addition, the vesting of all stock options then held by Mr. Weaver will be fully accelerated. For purposes of this agreement, a change in control generally means (i) the acquisition by any person or group of 50% or more of the Company’s voting securities, (ii) the Company’s reorganization or merger, or sale of all or substantially of the Company’s assets, following which the Company’s stockholders prior to the consummation of such reorganization, merger or sale hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, or (iii) a turnover in the majority of the Board of Directors as currently constituted unless such turnover is approved by a majority of the incumbent directors. A constructive termination means (i) a demotion or substantial diminution of responsibilities, or (ii) a decrease in annual base salary.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Company’s Compensation Committee (the “Committee”) is composed entirely of independent, outside directors. Its functions include establishing the general compensation policies of the Company, reviewing and approving compensation for the executive officers, and administering the Company’s stock option plans. The Company’s goal for the Committee is to have the members of the Committee design compensation packages for executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals of the Company essential to the Company’s long-term success and growth in stockholder value. The Company’s typical executive compensation package has historically consisted of three main components: (1) base salary; (2) incentive cash bonuses; and (3) stock options.

Base Compensation

      The Committee’s approach is to offer executive salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and the Company’s own experience recruiting and training executives and professionals. The Company’s base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Bonuses

      In addition to base salary, executives and managers are eligible to receive discretionary bonuses, from time to time, upon the achievement of certain scientific, financial and other business milestones. In addition, at the beginning of each year, the Committee and the CEO review each individual’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the individual within the Company.

Stock Option Grants

      Historically, the Company, from time to time, has granted stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company’s Common Stock. The Board of Directors has approved and recommends in Proposal 3 above, that stockholders approve the 2004 Plan, which will authorize the grant of other stock awards, in addition to or in place of stock options. Grants of stock options and other stock awards are designed to align the executive’s interest with that of the stockholders of the Company. In awarding option grants and other stock awards, the Committee will consider, among others, the amount of stock, options and other awards presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities.

Compensation for the Executive Management in 2003

      In 2003, members of the executive management of the Company were awarded incentive bonuses based upon the achievement of certain milestones, including, among others, the advancement of certain products to later stages of development, the successful completion of certain business development transactions, and other significant business milestones.

COMPENSATION COMMITTEE

John V. Pollock, Chairman
J. Carter Beese, Jr.
Devin Wenig

EQUITY COMPENSATION PLAN INFORMATION

      The following chart provides aggregate information as of December 31, 2003 about Common Stock that may be issued upon the exercise of options under all of the Company’s equity compensation plans, including the 1990 Stock Option Plan, the 2000 Nonqualified Stock Option Plan (the “2000 Plan”) and the 2002 Stock Option Plan.

	(a)	(b)	(c)
			Number of securities
			remaining available for
			future issuance under
	Number of securities	Weighted-average	equity compensation plans
	to be issued upon exercise	exercise price of	(excluding securities
	of outstanding options	outstanding options	reflected in column (a))

Equity compensation plans approved by security holders(1)	1,724,433	$10.84	185,000
Equity compensation plans not approved by security holders(2)	1,286,117	9.89	158,324

Total	3,010,550	$10.43	343,324

(1)	Consists of the 1990 Stock Option Plan and the 2002 Stock Option Plan.

(2)	Consists of the 2000 Plan, and stock options issued outside of the Company’s stock option plans. Under the 2000 Plan, the Company is authorized to grant non-qualified stock options to purchase a maximum of 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits, stock dividends, recapitalization and other capital adjustments) to the Company’s employees, officers, directors and consultants. The Board of Directors or its Compensation Committee serves as administrator of the plan and has discretion as to the persons to be granted options, the number of shares subject to the options and the vesting schedules of the options. The 2000 Plan also provides that options shall be exercisable during a period of no more than ten years from the date of grant, and that the option exercise price shall be at least equal to 100% of the fair market value of the Common Stock on the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to 2003, all the Company’s executive officers and directors, and all persons known to the Company to beneficially own more than 10% of the Company’s Common Stock, complied with all such reporting requirements, except that Gregory L. Weaver filed a Form 4 on May 27, 2003 relating to an option granted on May 20, 2003 for which the Form 4 was due on May 22, 2003, and that David E. Wormuth filed a Form 4 on May 27, 2003 relating to an option granted on May 20, 2003 for which Form 4 was due on May 22, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company pays certain monthly expenses incurred by a company that is owned primarily by Dr. Steven C. Quay, its CEO, in exchange for use of its laboratory facility for certain research and development work. Under this arrangement, during the year ended December 31, 2003 the Company paid rent of approximately $32,300.

      From 1999 until 2002, the Company provided split-dollar life insurance for Devin Wenig, its former Chairman of the Board of Directors (and current director) in consideration for services rendered and in lieu of cash remuneration. When the insurance policy was purchased, the Company agreed to pay the premiums on the split-dollar life insurance policy and at the end of 15 years, the premiums the Company paid were to be repaid to it, with such repayment secured by the Company’s collateral interest in the insurance policy. In January 2004, the Company and Mr. Wenig agreed to terminate the arrangement. As a result, the Company has no future obligations with respect to the split-dollar life insurance policy, it has no right to any of the cash surrender value or proceeds of the split-dollar life insurance policy and it will forego any existing accounts receivable recorded related to its interest in the split-dollar life insurance policy. In 2003, the Company expensed approximately $54,000 which was recorded as a receivable for the split-dollar life insurance policy.

      In October 2003, the Company entered into a consulting agreement with Dr. Ian Ferrier, a member of the Company’s Board of Directors, for the purpose of advising the company on its strategic planning. Under the agreement, Dr. Ferrier was paid $45,000 in 2003. The agreement terminates on April 30, 2004.

COMPARISON OF STOCK PERFORMANCE

      The following graph compares the cumulative total return on the Company’s Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index for the period beginning on January 1, 1999 and ending on December 31, 2003. The graph assumes an investment of $100 on January 1, 1999 in the Company’s Common Stock and in each of the indices, and the reinvestment of all dividends, if any. The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG NASTECH PHARMACEUTICAL COMPANY INC.,
NASDAQ MARKET INDEX AND PEER GROUP INDEX

OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

      Stockholders are entitled to present proposals for inclusion in the proxy materials prepared in connection with the 2005 annual meeting of stockholders if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals must be submitted to the Secretary of the Company at the address set forth on the first page of this Proxy Statement on or before January 7, 2005 in order to be considered for inclusion in next year’s proxy materials.

      In accordance with the Company’s bylaws, stockholders of record who desire to submit proposals at the 2005 Annual Meeting that are not eligible for inclusion in the Company’s proxy materials may do so with the unanimous consent of all stockholders entitled to vote at the meeting. A copy of the bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

By order of the Board of Directors,

GREGORY L. WEAVER
Secretary

May 7, 2004

Bothell, Washington

APPENDIX A

NASTECH PHARMACEUTICAL COMPANY, INC.

2004 STOCK INCENTIVE PLAN

ARTICLE I

GENERAL

      1.1     Purpose

      The Nastech Pharmaceutical Company, Inc. 2004 Stock Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of Nastech Pharmaceutical Company, Inc. (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture). The Plan is also designed to provide certain “performance-based” compensation to these key persons.

      1.2     Administration

      (a) Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the board of directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of at least two Qualified Members, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A “Qualified Member” is both a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee and, in such a case, all references herein to the Committee shall refer to the Board.

      (b) Committee’s Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

      (c) Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, to the fullest extent permitted by §157 of the Delaware General Corporation Law (or any successor provision thereto) the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive awards under the Plan and the size of each such award, provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of section 162(m) of the Code.

      (d) Determinations Final. The determination of the Committee on all matters relating to the Plan or any Grant Certificate shall be final, binding and conclusive.

      (e) Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

      1.3     Persons Eligible for Awards

      The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company) and executive, managerial, professional or administrative employees of the Company, its subsidiaries and its joint ventures (collectively, “key persons”) as the Committee in its sole discretion shall select, provided, however, that incentive stock options only may be granted to persons who are employees of the Company on the date of grant.

      1.4     Types of Awards Under Plan

      Awards may be made under the Plan in the form of (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted stock, and (e) performance shares, all as more fully set forth in Article II. The term “award” means any of the foregoing.

      1.5     Shares Available for Awards

      (a) Aggregate Number Available; Certificate Legends. The total number of shares of common stock of the Company (“Common Stock”) with respect to which awards may be granted pursuant to the Plan shall not exceed 600,000 shares. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

      (b) Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7(a).

      (c) Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: (i) any shares that are subject to an award under the Plan and that remain unissued, whether due to the cancellation or termination of such award for any reason whatsoever, the settlement of such award for cash, or otherwise; and (ii) any shares of restricted stock forfeited pursuant to Section 2.7(e), provided that any dividends paid on such shares are also forfeited pursuant to such Section 2.7(e).

      (d) Individual Limit. Except for the limits set forth in this Section 1.5(d) and in Section 2.2(h) (relating to incentive stock options), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any eligible person. Subject to adjustment as provided in Section 3.7(a), the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 100,000 shares. Stock options and stock appreciation rights granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.

      1.6     Definitions of Certain Terms

      (a) The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the NASDAQ National Market or such other national securities exchange on which the Common Stock is traded, as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the

Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

      (b) The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

      (c) A grantee shall be deemed to have a “termination of employment” upon (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company, any Company subsidiary or Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is at the time of reference both an employee or consultant and a Board member or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, any Company subsidiary or Company joint venture, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to subparagraphs (i) and (ii) above. For purposes of clause (i) above, a grantee who continues his or her employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. The Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on awards theretofore made under the Plan.

      (d) The terms “parent corporation” and “subsidiary corporation” shall have the meanings given them in sections 424(e) and (f) of the Code, respectively.

      (e) The term “employment” shall be deemed to mean an employee’s employment with the Company, any Company subsidiary or any Company joint venture and each Board member’s service as a Board member.

      (f) The term “cause” in connection with a termination of employment by reason of a dismissal for cause shall mean:

(i) to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company subsidiary or a Company joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

(ii) the grantee’s termination of employment by the Company or an affiliate on account of any one or more of the following:

(A) any failure by the grantee substantially to perform the grantee’s employment duties;

(B) any excessive unauthorized absenteeism by the grantee;

(C) any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

(D) any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

(E) any act by the grantee that is inconsistent with the best interests of the Company;

(F) the grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

(G) the grantee’s unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or clients of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company’s, or its affiliates’, confidential or proprietary information;

(H) the grantee’s commission of any felony or any other crime involving moral turpitude; and

(I) the grantee’s commission of any act involving dishonesty or fraud.

Notwithstanding the foregoing, in determining whether a termination of employment by reason of a dismissal for cause has occurred pursuant to this Section 1.6(f)(ii) for the purposes of Section 3.8(b)(iii) (relating to a termination of employment following a Change in Control), reference shall be made solely to subsections (B), (C), (F), (G), (H), and (I) of Section 1.6(f)(ii).

      Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award hereunder shall be made by the Committee in its discretion. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

ARTICLE II

AWARDS UNDER THE PLAN

      2.1     Certificates Evidencing Awards

      Each award granted under the Plan shall be evidenced by a written certificate (“Grant Certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

      2.2     Grant of Stock Options and Stock Appreciation Rights

      (a) Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

      (b) Stock Appreciation Right Grants; Types of Stock Appreciation Rights. The Committee may grant stock appreciation rights to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. The terms of a stock appreciation right may provide that it shall be automatically exercised for a cash payment upon the happening of a specified event that is outside the control of the grantee, and that it shall not be otherwise exercisable. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a non-qualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

      (c) Nature of Stock Appreciation Rights. The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Grant Certificate, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair

Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its sole discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced by the number of shares with respect to which the option is exercised, provided that if the number of shares initially subject to the stock appreciation right is less than the number of shares initially subject to the option, the number of shares initially subject to the stock appreciation right only shall be reduced to the extent that it causes the same number of shares to be subject to the option and the stock appreciation right.

      (d) Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price of a stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

      (e) Exercise Period. Each Grant Certificate with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion, subject to Section 2.3 hereof.

      (f) Incentive Stock Option Limitation: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

      (g) Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of paragraphs (d) and (e) of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

      2.3     Exercise of Options and Stock Appreciation Rights

      Subject to the other provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) Time and Method of Exercise.

(i) Beginning of Exercise Period for Employees. Unless the applicable Grant Certificate otherwise provides, an option or stock appreciation right for employees shall become exercisable in three substantially equal installments on each of the first three anniversaries of the date of grant, provided, however, that in no event shall an option or stock appreciation right be exercisable before the first anniversary of the date of grant.

(ii) Beginning of Exercise Period for Non-Employee Directors. An option or stock appreciation right for non-employee directors shall become fully exercisable on the first anniversary of the date of grant, except that a grant made in conjunction with an annual stockholders meeting shall become fully exercisable on the earlier of the first anniversary of the date of grant and the next annual stockholders meeting.

(iii) End of Exercise Period. Unless the applicable Grant Certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant of the award or (ii) the expiration, cancellation or termination of the award; provided, however, that no stock option (or a stock appreciation right granted in connection with a stock option) shall be exercisable more than 10 years after the date of grant.

(iv) Timing and Extent of Exercise. Unless the applicable Grant Certificate otherwise provides, (A) an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable and (B) a stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.

(v) Notice of Exercise. An option or stock appreciation right shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its sole discretion prescribe.

(b) Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of a stock option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe (whether directly or indirectly through the exchange agent).

(c) Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(d) No Stockholder Rights. No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. No adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

      2.4     Compensation in Lieu of Exercise of an Option

      The Committee may in its sole discretion, with respect to a non-qualified stock option, and with the written consent of the grantee with respect to an incentive stock option, determine to substitute for the exercise of such option compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such option on the date designated by the Committee. Such compensation may be in cash, in shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

      2.5     Termination of Employment; Death Subsequent to a Termination of Employment

      (a) General Rule. Except to the extent otherwise provided in paragraphs (b), (c), (d) or (e) of this Section 2.5 or Section 3.8(b)(iii) (relating to a termination of employment following a change in control of the Company), a grantee who incurs a termination of employment may exercise any outstanding option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

      (b) Dismissal for Cause; Resignation. If a grantee incurs a termination of employment as the result of a dismissal for cause, all options and stock appreciation rights not theretofore exercised shall terminate upon the commencement of business on the date of the grantee’s termination of employment.

      (c) Disability. If a grantee incurs a termination of employment by reason of a disability (as defined below), then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur by the earlier of (A) the first anniversary of the grantee’s termination of employment, or (B) the original expiration date of the award. For this purpose “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

      (d) Death.

(i) Termination of Employment as a Result of Grantee’s Death. If a grantee incurs a termination of employment as the result of death, then any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (B) exercise must occur by the earlier of (1) the first anniversary of the grantee’s termination of employment, or (2) the original expiration date of the award.

(ii) Death Subsequent to a Termination of Employment. If a grantee terminates employment after age 65 and dies within the three-month period following such termination of employment, then the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s date of death or (B) the original expiration date of the award.

(iii) Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.8 hereof.

      (e) Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment) or disability, or for more than one year following a grantee’s termination of employment as the result of disability, may be treated as an incentive stock option.

      (f) Committee Discretion. The Committee, in the applicable Grant Certificate, may waive or modify the application of the foregoing provisions of this Section 2.5.

      2.6     Transferability of Options and Stock Appreciation Rights

      Except as otherwise provided in an applicable Grant Certificate evidencing an option or stock appreciation right, during the lifetime of a grantee, each option or stock appreciation right granted to a grantee shall be exercisable only by the grantee and no option or stock appreciation right shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Grant Certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options), permit a grantee to transfer all or some of the options to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

      2.7     Grant of Restricted Stock

      (a) Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such transferability provisions and other terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan. Notwithstanding the foregoing, unless the applicable Grant Certificate otherwise provides, a restricted stock award shall vest in three substantially equal annual installments on each of the first three anniversaries of the date of grant, provided, however, that in no event shall a restricted stock award vest before the first anniversary of the date of grant. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent by certified or official bank check (or the equivalent thereof acceptable to the Company) in an amount at least equal to the par value of the shares covered by the award.

      (b) Issuance of Stock Certificate(s). Promptly after a grantee accepts a restricted stock award, the Company or its transfer agent shall issue to the grantee a stock certificate or stock certificates for the shares of Common Stock covered by the award or shall establish an account evidencing ownership of the stock in uncertificated form. Upon the issuance of such stock certificate(s), or establishment of such account, the grantee shall have the rights of a stockholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described in paragraphs (d) and (e) of this Section 2.7; (ii) in the Committee’s discretion, a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable Grant Certificate.

      (c) Custody of Stock Certificate(s); Stockholder Rights. Unless the Committee shall otherwise determine, any stock certificates issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Grant Certificate. The Committee may direct that such stock certificate(s) bear a legend setting forth the applicable restrictions on transferability.

      (d) Nontransferability. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse.

      (e) Consequence of Termination of Employment. Except as otherwise provided in the applicable Grant Certificate, a grantee’s termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment. All dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee’s repayment of dividends received directly, or otherwise.

      2.8     Grant of Performance Shares

      (a) Performance Share Grants. The Committee may grant performance share awards to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan. Such an award shall entitle the grantee to acquire shares of Common Stock, or to be paid the value thereof in cash, as the Committee shall determine, if specified performance goals are met. Performance shares may be awarded independently of, or in connection with, any other award under the Plan. A grantee shall have no rights with respect to a performance share award unless such grantee accepts the award by accepting delivery of a Grant Certificate at such time and in such form as the Committee shall determine.

      (b) Stockholder Rights. The grantee of a performance share award will have the rights of a stockholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

      (c) Consequence of Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee’s termination of employment, the rights of a grantee of a performance share award shall automatically terminate upon the grantee’s termination of employment for any reason (including death).

      (d) Exercise Procedures; Automatic Exercise. At the discretion of the Committee, the applicable Grant Certificate may set out the procedures to be followed in exercising a performance share award or it may provide that such exercise shall be made automatically after satisfaction of the applicable performance goals.

      (e) Tandem Grants; Effect on Exercise. Except as otherwise specified by the Committee, (i) a performance share award granted in tandem with an option may be exercised only while the option is exercisable, (ii) the exercise of a performance share award granted in tandem with any other award shall reduce the number of shares subject to such other award in the manner specified in the applicable Grant Certificate, and (iii) the exercise of any award granted in tandem with a performance share award shall reduce the number of shares subject to the performance share award in the manner specified in the applicable Grant Certificate.

      (f) Nontransferability. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in this Plan or the applicable Grant Certificate.

ARTICLE III

MISCELLANEOUS

      3.1     Amendment of the Plan; Modification of Awards

      (a) Amendment of the Plan. Subject to Section 3.1(b), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

      (b) Stockholder Approval Requirement. Stockholder approval shall be required with respect to any amendment to the Plan which is required by applicable law or stock exchange rules.

      (c) Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Grant Certificate; or (iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment, provided however, that no amendment may lower the exercise price of an option. However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

      3.2     Consent Requirement

      (a) No Plan Action Without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

      (b) Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

      3.3     Nonassignability

      Except as provided in Sections 2.5(e), 2.6, 2.7(d), and 2.8(f): (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

      3.4     Requirement of Notification of Election Under Section 83(b) of the Code

      If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

      3.5     Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

      Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

      3.6     Withholding Taxes

      (a) With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

      (b) With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which the Committee shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

      3.7     Adjustment Upon Changes in Common Stock

      (a) Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which awards: (i) may be granted under Article II hereof and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a “162(m) covered employee” (as defined in Section 3.9(a)(i)), to cease to so qualify.

      (b) Outstanding Restricted Stock and Performance Shares. Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of restricted stock which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or other custodian designated pursuant to Section 2.7(c) hereof.

      The Committee may, in its absolute discretion, adjust any grant of performance shares to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

      (c) Outstanding Options and Stock Appreciation Rights — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and stock appreciation right, and the exercise price-per-share of Common Stock of each such option and stock appreciation right.

      (d) Outstanding Options and Stock Appreciation Rights — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option and stock appreciation right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received in such merger or consolidation.

      (e) Outstanding Options and Stock Appreciation Rights — Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) cancel, effective immediately prior to the occurrence of such event, each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option or stock appreciation right; or

(B) provide for the exchange of each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

      (f) Outstanding Options and Stock Appreciation Rights — Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 3.7(c), (d) or (e) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options and stock appreciation rights outstanding on the date on which such change occurs and in the per-share exercise price of each such option and stock appreciation right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option or stock appreciation right was granted an amount in cash, for each share of Common Stock subject to such option or stock appreciation right, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option or stock appreciation right.

      (g) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option or stock appreciation right.

      3.8     Change in Control

      (a) Change in Control Defined. For purposes of this Section 3.8, a “Change in Control” shall be deemed to have occurred upon the happening of any of the following events: (i) any “person,” including a “group,” as such terms are defined in sections 13(d) and 14(d) of the 1934 Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 20% or more of the outstanding shares of Common Stock of the Company; (ii) the consummation of the merger, consolidation, or liquidation of the Company, or the sale of all or substantially all of the assets of the Company; or (iii) a majority of directors are elected to the Board without having previously been nominated and approved by a majority of the members of the Board incumbent on the day immediately preceding such election.

      (b) Effect of a Change in Control. Upon the occurrence of a Change in Control:

(i) notwithstanding any other provision of this Plan, any award then outstanding shall become fully vested and any award in the form of an option or stock appreciation right shall be immediately exercisable;

(ii) to the extent permitted by law, the Committee may, in its sole discretion, amend any Grant Certificate in such manner as it deems appropriate;

(iii) a grantee who incurs a termination of employment for any reason, other than a dismissal for cause, concurrent with or within one year following the Change in Control may exercise any outstanding option or stock appreciation right, but only to the extent that the grantee was entitled to exercise the award on the grantee’s termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the terms of Section 2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee’s termination of employment.

      3.9     Limitations Imposed by Section 162(m)

      (a) Qualified Performance-Based Compensation. To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a “162(m) covered employee” (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of section 162(m) of the Code, the Committee may, as part of its effort to have such an award treated as “qualified performance-based compensation” within the meaning of Code section 162(m), make the vesting of the award subject to the attainment of one or more preestablished objective performance goals.

(i) An individual is a “162(m) covered employee” if, as of the last day of the Company’s taxable year for which the compensation related to an award would otherwise be deductible (without regard to section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the four highest compensated officers of the Company other than the chief executive officer. Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under section 162(m) of the Code.

(ii) If the Committee has determined to grant an award to an individual it anticipates might be a 162(m) covered employee pursuant to this Section 3.9(a), then prior to the earlier to occur of (A) the first day after 25% of each period of service to which the performance goal relates has elapsed and (B) the ninety first (91st) day of such period and, in either case, while the performance outcome remains substantially uncertain, the Committee shall set one or more objective performance goals for each such 162(m) covered person for such period. Such goals shall be expressed in terms of (A) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate, divisional or individual scientific or inventive measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. The terms of the award shall state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.

(iii) Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for the period that are related to special, unusual or nonrecurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for the period that are related to (x) the disposal of a business or discontinued operations or (y) the operations of any business acquired by the Company during the period; and (C) all items of gain, loss or expense for the period that are related to changes in accounting principles or to changes in applicable law or regulations.

      (b) Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

(i) With respect to options or stock appreciation rights, the Committee may delay the exercise or payment, as the case may be, in respect of such options or stock appreciation rights until a date that is within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. In the event that a grantee exercises an option or stock appreciation right at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

(ii) With respect to restricted stock or performance shares, the Committee may require the grantee to surrender to the Committee any Grant Certificates with respect to such awards, in order to cancel the awards of such restricted stock or performance shares. In exchange for such cancellation, the Committee shall credit to a book account a cash amount equal to the Fair Market Value of the shares of Common Stock subject to such awards. The amount credited to the book account shall be paid to the grantee within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

      3.10     Right of Discharge Reserved

      Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.

      3.11     Nature of Payments

      (a) Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

      (b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

      3.12     Non-Uniform Determinations

      The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(c).

      3.13     Other Payments or Awards

      Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

      3.14     Headings

      Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

      3.15     Effective Date and Term of Plan

      (a) Adoption; Stockholder Approval. The Plan was adopted by the Board on April 14, 2004, subject to approval by the Company’s stockholders. All awards under the Plan prior to such stockholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

      (b) Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of awards shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

      3.16     Restriction on Issuance of Stock Pursuant to Awards

      The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 152 of the Delaware General Corporation Law, except as otherwise permitted by Section 153(c) of the Delaware General Corporation Law.

      3.17     Governing Law

      Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

ANNUAL MEETING OF STOCKHOLDERS OF

NASTECH PHARMACEUTICAL COMPANY INC.

June 9, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR ELECTION AS DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:					2.	Ratify the appointment of KPMG LLP as Auditors.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	¡	Dr. Steven C. Quay		3.	Approve the Company's 2004 Stock Incentive Plan.	☐	☐	☐
		¡	J. Carter Beese, Jr.
☐	WITHHOLD AUTHORITY	¡	Dr. Ian R. Ferrier
	FOR ALL NOMINEES	¡	Myron Z. Holubiak		4.	In accordance with their best judgment with respect to any other business that may properly come before the meeting.
		¡	Leslie D. Michelson
☐	FOR ALL EXCEPT	¡	John V. Pollock
	(See instructions below)	¡	Gerald T. Stanewick		The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.
		¡	Bruce R. Thaw
		¡	Devin N. Wenig

PLEASE DATE THIS PROXY, SIGN IT AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NASTECH PHARMACEUTICAL COMPANY INC.
3450 Monte Villa Parkway
Bothell, WA 98021
PROXY CARD, SOLICITED BY MANAGEMENT OF THE COMPANY

      The undersigned hereby constitutes and appoints Dr. Steven C. Quay and Gregory L. Weaver, or either of them, each with full power of substitution, as the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of Nastech Pharmaceutical Company Inc. to be held at the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033 on June 9, 2004 at 9:00 A.M. Pacific Standard Time or at any adjournment thereof, Notice of which meeting together with a Proxy Statement has been received.

Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the proxy statement.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

(Continued and to be signed on the reverse side)